                                                                    EXHIBIT 25.3

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

   A NATIONAL BANKING ASSOCIATION                    36-0899825
                                                   (I.R.S. EMPLOYER
                                                IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS            60670-0126
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                            PUGET SOUND ENERGY, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


           WASHINGTON                                        91-0374630
  (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)


     411-108TH AVENUE, N.E.
     BELLEVUE, WASHINGTON                                     98004-5515
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)



             EXCHANGE GUARANTEE FOR THE BENEFIT OF THE HOLDERS OF
       EXCHANGE CAPITAL SECURITIES OF PUGET SOUND ENERGY CAPITAL TRUST I
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of October, 1997.


                    THE FIRST NATIONAL BANK OF CHICAGO,
                    TRUSTEE

                    BY   /S/ RICHARD D. MANELLA
                         RICHARD D. MANELLA
                         VICE PRESIDENT AND SENIOR COUNSEL




* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                     October 16, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of a Exchange Guarantee of Puget Sound Energy, Inc., relating to the Exchange Capital Securities of Puget Sound Energy Capital Trust I, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO

                                    BY:  /S/ RICHARD D. MANELLA
                                    RICHARD D. MANELLA
                                    VICE PRESIDENT AND SENIOR COUNSEL

                                   EXHIBIT 7

Legal Title of Bank:      The First National Bank of Chicago   Call Date: 06/30/97  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0303   Page RC-1
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
                          ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                   C400
                                                                           DOLLAR AMOUNTS IN                       ----
                                                                              THOUSANDS            RCFD         BIL MIL THOU
                                                                           ------------------      ----         ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)............                          0081           4,415,563      1.a.
    b. Interest-bearing balances(2).....................................                          0071           7.049,275      1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)........                          1754                   0      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).....                          1773           4,455,173      2.b.

3.  Federal funds sold and securities purchased under agreements to
    resell..............................................................                          1350           4,604,233      3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
       RC-C)............................................................   RCFD 2122 24,185,099                                 4.a.
    b. LESS: Allowance for loan and lease losses........................   RCFD 3123    423,419                                 4.b.
    c. LESS: Allocated transfer risk reserve............................   RCFD 3128          0                                 4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c).............................                          2125          23,761,680      4.d.
5.  Trading assets (from Schedule RD-D).................................                          3545           6,930,216      5.
6.  Premises and fixed assets (including capitalized leases)............                          2145             705,704      6.
7.  Other real estate owned (from Schedule RC-M)........................                          2150               7,960      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)......................................                          2130              64,504      8.
9.  Customers' liability to this bank on acceptances outstanding........                          2155             562,251      9.
10. Intangible assets (from Schedule RC-M)..............................                          2143             283,716     10.
11. Other assets (from Schedule RC-F)...................................                          2160           1,997,778     11.
12. Total assets (sum of items 1 through 11)............................                          2170          54,837,423     12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:          The First National Bank of Chicago  Call Date:  06/30/97 ST-BK:  17-1630  FFIEC 031
Address:                      One First National Plaza, Ste 0303                                           Page RC-2
City, State  Zip:             Chicago, IL  60670
FDIC Certificate No.:         0/3/6/1/8
                              ---------

SCHEDULE RC-CONTINUED

                                                                    DOLLAR AMOUNTS IN
                                                                        THOUSANDS                       BIL MIL THOU
                                                                    ------------------                  ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1).................................                         RCON 2200     21,852,164    13.a
       (1) Noninterest-bearing(1)..................................   RCON 6631  9,474,510                              13.a.1
       (2) Interest-bearing........................................   RCON 6636 12,377,654                              13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)..........................                         RCFN 2200     13,756,280    13.b.
       (1) Noninterest bearing.....................................   RCFN 6631    330,030                              13.b.1
       (2) Interest-bearing........................................   RCFN 6636 13,426,250                              13.b.2
14. Federal funds purchased and securities sold under agreements
   to repurchase:.................................................                          RCFD 2800      3,827,159    14
15. a. Demand notes issued to the U.S. Treasury                                             RCON 2840         40,307    15.a
    b. Trading Liabilities(from Schedule RC-D).....................                         RCFD 3548      4,985,577    15.b
16. Other borrowed money:
    a. With original maturity of one year or less..................                         RCFD 2332      2,337,018    16.a
    b. With original maturity of than one year through three years..                             A547        265,393    16.b.
    c.  With a remaining maturity of more than three years..........                             A548        322,175    16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding.........                        RCFD 2920        562,251    18
19. Subordinated notes and debentures (2)...........................                        RCFD 3200      1,700,000    19
20. Other liabilities (from Schedule RC-G)..........................                        RCFD 2930        929,875    20
21. Total liabilities (sum of items 13 through 20)..................                        RCFD 2948     50,618,199    21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...................                        RCFD 3838              0    23
24. Common stock....................................................                        RCFD 3230        200,858    24
25. Surplus (exclude all surplus related to preferred stock)........                        RCFD 3839      2,948,616    25
26. a. Undivided profits and capital reserves.......................                        RCFD 3632      1,059,214    26.a.
    b. Net unrealized holding gains (losses) on available-for-sale..
       securities...................................................                        RCFD 8434         12,788    26.b.
27. Cumulative foreign currency translation adjustments.............                        RCFD 3284         (2,252)   27
28. Total equity capital (sum of items 23 through 27)...............                        RCFD 3210      4,219,224    28
29. Total liabilities and equity capital (sum of items 21 and 28)...                        RCFD 3300     54,837,423    29

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
   bank by independent external                                Number
                                                               ------
   auditors as of any date during 1996 . . . . . . RCFD 6724... N/A         M.1.

1 =   Independent audit of the bank conducted in accordance         4. =   Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank            authority)
2 =   Independent audit of the bank's parent holding company        5 =   Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing             auditors
      standards by a certified public accounting firm which         6 =   Compilation of the bank's financial statements by external
      submits a report on the consolidated holding company                auditors
      (but not on the bank separately)                              7 =   Other audit procedures
3 =   Directors' examination of the bank conducted in               8 =   No external audit work (excluding tax preparation work)
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by
      state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.